Exhibit 99.1

IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS

COUNTY DEPARTMENT, CHANCERY DIVISION

PAUL WES BOCKLEY, Derivatively on	)
Behalf of ADDUS HOMECARE	)
CORPORATION,	)
)
Plaintiff,	)
)
v.	)	Case No. 10 CH 47253
)
MARK S. HEANEY, FRANCIS J.	)
LEONARD, MARK L. FIRST, SIMON A.	)
BACHLEDA, W. ANDREW WRIGHT, III,	)
STEVEN I. GERINGER, and WAYNE B.	)
LOWELL,	)
)
Defendants,	)
)
-and-)
)
ADDUS HOMECARE CORPORATION, a	)
Delaware corporation,	)
)
Nominal Defendant.	)

NOTICE OF HEARING ON

PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

TO:	ALL RECORD OR BENEFICIAL OWNERS OF COMMON STOCK OF ADDUS HOMECARE CORPORATION

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDING IN THIS LITIGATION.

THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF A SHAREHOLDER DERIVATIVE ACTION (THE “ACTION”) AND CLAIMS ASSERTED ON BEHALF OF ADDUS HOMECARE CORPORATION (“ADDUS” OR THE “COMPANY”).

PURPOSE OF THIS NOTICE

This Notice of Hearing on Proposed Settlement of Shareholder Derivative Action (the “Notice”) is provided to Addus stockholders pursuant to an order of the Circuit Court of Cook

County, Illinois (the “Court”). The purpose of this Notice is to advise you that, pursuant to the Court’s Preliminary Approval and Scheduling Order1, a hearing will be held on June 6, 2011 at 10:30 a.m., before the Honorable Mary L. Mikva, Richard J. Daley Center, 50 West Washington Street, Room 2508, Chicago, Illinois 60602 (or at such a date and time as the Court may direct without further notice) (the “Settlement Hearing”) to: (i) determine whether the terms of a proposed settlement (the “Settlement”) of this Action are fair, reasonable, and adequate, and in the best interests of Addus; and (ii) if the Court approves the Settlement, to determine whether it should award the agreed to fees and expenses to Plaintiff’s Counsel as described below. The terms and conditions of the proposed Settlement are summarized in this Notice and set forth in full in the Stipulation of Settlement (the “Stipulation”).

BY THIS NOTICE, THE COURT DOES NOT EXPRESS ANY OPINION AS TO THE MERITS OF ANY CLAIM OR DEFENSE ASSERTED BY ANY PARTY IN THIS ACTION

BACKGROUND OF THE ACTION

1. On November 1, 2010, Plaintiff Paul Wes Bockley filed a Shareholder Derivative Complaint in the Circuit Court of Cook County, Illinois, County Department, Chancery Division, against certain former or current officers and directors of Addus (the “Individual Defendants”) and Addus as a nominal defendant. Plaintiff alleges that the Individual Defendants breached their fiduciary duties of due care, loyalty, and good faith to the Company in connection with certain alleged false or misleading statements in Addus’ Registration Statement (Form S-1) filed on July 17, 2009 and Prospectus (From 424B1) filed on October 29, 2009 with the U.S. Securities and Exchange Commission issued pursuant to the Company’s October 27, 2009 Initial

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The capitalized terms used in this Notice and not otherwise defined are defined in the Stipulation, which is available on the website of Plaintiff’s Counsel at www.robbinsumeda.com/notices, together with this Notice.

Public Offering. The Individual Defendants and Addus deny that there has been any such breach or wrongdoing of any kind.

2. The parties to the Action, after conducting arm’s-length negotiations with respect to a potential compromise and settlement of the Action with a view to settling all of the issues in dispute and achieving the best relief possible, concluded that a settlement and termination of the actions on the terms set forth in the Stipulation (the “Settlement”) best serves the interests of the parties, Addus, and Addus’ shareholders.

3. Plaintiff and Plaintiff’s Counsel in the Action, the law firm of Robbins Umeda LLP, have conducted their own investigation relating to the Action, and have determined based on their knowledge and investigation that the Settlement is fair, reasonable, and adequate, and in the best interests of Addus.

TERMS OF THE SETTLEMENT

4. Pursuant to the Settlement, Addus has agreed to implement or has already implemented certain corporate governance measures. These measures are set forth in Paragraphs 2.2 and 2.3 of the Stipulation, which is available at www.robbinsumeda.com/notices.

5. The Settlement calls for Addus and Plaintiff (on behalf of himself, all Addus shareholders and Addus) to release all Released Claims against the Released Parties, as defined in the Stipulation. The release encompasses all known and unknown claims for damages, injunctive relief, or any other remedies against the Released Parties that have been or could have been asserted derivatively on behalf of Addus in state or federal court or in arbitration or similar proceedings, based upon, arising from, or related to the subject matter of the Action, provided, however, that nothing in the Stipulation shall release any claims that nominal defendant Addus may have against any other Defendant.

6. The Released Persons are the Defendants and each of their past, present, or future family members and spouses, associates, parent entities, subsidiaries (direct or indirect) and affiliates, and each and all of their respective past, present, and former shareholders, general partners, limited partners, members, principals, affiliates, divisions, joint ventures, partnerships, officers, directors, employees, agents, representatives, attorneys, insurers, excess insurers, co-insurers, reinsurers, personal representatives, experts, financial or investment advisors, consultants, underwriters, banks or investment banks or bankers, fiduciaries, advisors, trustees, auditors, accountants, representatives, and the predecessors, spouses, heirs, legatees, successors, assigns, agents, executors, devisees, personal or legal representatives, attorneys, advisors, and administrators of any of them.

PLAINTIFF’S COUNSEL’S POSITION CONCERNING SETTLEMENT

7. Plaintiff believes that the Action has merit and Plaintiff’s entry into the Settlement set forth in the Stipulation is not intended and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Plaintiff and Plaintiff’s Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through possible appeals. Plaintiff’s Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiff’s Counsel also are mindful of the inherent problems of proof and possible defenses to the claims alleged in such cases. Plaintiff’s Counsel have conducted a thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, and believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Addus and its shareholders. Based upon Plaintiff’s Counsel’s evaluation, Plaintiff has determined that the Settlement is in the best interests of Addus and its shareholders, and has agreed to settle the Action upon the terms and subject to the conditions set forth in the Stipulation.

DEFENDANTS’ POSITION CONCERNING SETTLEMENT

8. Each Defendant has expressly denied and continues to deny all charges of wrongdoing or liability arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Complaint, and expressly maintain that they have not committed any violation of any kind or engaged in any of the wrongful acts alleged in the Action, and maintain that they have diligently and scrupulously complied with their fiduciary and other legal duties, including disclosing all required material information in connection with Addus’ October 27, 2009 IPO. Nonetheless, Defendants have concluded that further conduct of the Action would be protracted and expensive, and that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Action. Defendants have, therefore, determined that it is desirable and beneficial that the Action be settled in the manner and upon the terms and conditions set forth in this Stipulation.

ATTORNEYS’ FEES AND EXPENSES OF PLAINTIFF’S COUNSEL

9. Plaintiff’s Counsel have not received any payment for work in connection with the Action, nor been reimbursed for out-of-pocket expenses. Plaintiff’s Counsel’s efforts have obtained the corporate governance measures included in the Settlement. Addus’ insurance carrier has agreed to pay Plaintiff’s Counsel’s fees and expenses in an amount not to exceed

$200,000 (the “Fees and Expenses”). Defendants do not oppose the payment of Plaintiff’s Counsel’s Fees and Expenses if the proposed Settlement is approved by the Court.

NOTICE OF HEARING ON PROPOSED SETTLEMENT

10. A Settlement Hearing will be held on June 6, 2011 at 10:30 a.m., before the Honorable Mary L. Mikva, Richard J. Daley Center, 50 West Washington Street, Room 2508, Chicago, Illinois 60602 (or at such a date and time as the Court may direct without further notice), for the purpose of determining: (a) whether the proposed Settlement, as set forth in the Stipulation, should be approved by the Court as fair, reasonable, and adequate to Addus and its shareholders, including Plaintiff; (b) whether the Judgment should be entered releasing the Released Parties from the Released Claims; and (c) whether the payment of Plaintiff’s Counsel’s Fees and Expenses should be approved; and (d) any other matters that come before the Court.

11. The Court may adjourn the Settlement Hearing by oral announcement at such hearing or any adjournment without further notice of any kind. The Court may approve the Settlement with or without modification, enter the Judgment, and order the payment of the Fees and Expenses without further notice of any kind.

THE RIGHT TO BE HEARD AT THE SETTLEMENT HEARING

12. Any Addus shareholder may appear and show cause, if he, she, or it has any reason why the Settlement of the Action embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why the Judgment should or should not be entered hereon, or why the Fees and Expenses should not be awarded. To object, the shareholder must: (a) file a written objection, stating the case name and number [Bockley v. Heaney, No. 10 CH 47253] and stating all reasons for the objection; (b) give proof of current ownership of Addus stock as well as documentary evidence of when such stock ownership was acquired; (c) clearly identify any and all evidence that would be presented at the Settlement Hearing in connection with such objections; and (d) identify any case, by name, court, and docket number, in which the objector or his attorney, if any, has objected to a settlement in the last three years. Any written objections shall be filed with Clerk of the Court no later than May 20, 2011 at the below address:

CLERK OF THE COURT

Circuit Court of Cook County

Richard J. Daley Center

50 West Washington Street, Room 802

Chicago, IL 60602

and copies of such objections shall be served at the same time upon the following by first-class mail:

Counsel for Plaintiff:

Marc M. Umeda

George C. Aguilar

ROBBINS UMEDA LLP

600 B Street, Suite 1900

San Diego, CA 92101

Telephone:    (619) 525-3990

Facsimile:     (619) 525-3991

Counsel for Defendants:

Mary Ellen Hennessy

Blake M. Mills

KATTEN MUCHIN ROSEMAN LLP

525 West Monroe Street, Suite 1900

Chicago, IL 60661

Telephone:    (312) 902-5200

Facsimile:     (312) 577-8977

Any Addus shareholder wishing to be heard at the Settlement Hearing is required to include a notice of intention to appear at the Settlement Hearing together with his, her, or its written objection.

13. Any Addus shareholder who does not make his, her, or its objection in the manner provided in the preceding Paragraph of this Notice shall be deemed to have waived such objection and shall forever be foreclosed from: (a) making any objections to the fairness, adequacy, or reasonableness of the Settlement; or (b) making any objections to the fairness and reasonableness of the Fees and Expenses.

FURTHER INFORMATION

14. Further information regarding the Action and this Notice may be obtained by writing Plaintiff’s Counsel: Marc M. Umeda, George C. Aguilar, Robbins Umeda LLP, 600 B Street, Suite 1900, San Diego, California 92101.

15. The pleadings and other records of the Action as well as the Stipulation filed with the Court may be examined and copied at any time during regular office hours at the Office of the Clerk, Circuit Court of Cook County, Illinois, Richard J. Daley Center, 50 West Washington Street, Chicago, Illinois 60602. Additionally, the Stipulation, this Notice and certain other settlement related documents may be examined at www.robbinsumeda.com/notices.

PLEASE DO NOT TELEPHONE THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE.

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